Exhibit n.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement (No. 333-194870) on Form N-2/A of Solar Capital Ltd. of our report dated February 11, 2015, relating to our audits of the consolidated financial statements of Crystal Financial LLC, as of and for the years ended December 31, 2014 and 2013.

McGladrey LLP

Boston, Massachusetts

April 1, 2015